Exhibit 99.1

PRESS RELEASE

For Immediate Release

For Further Information Contact:

W. Alex Hall, President and Chief Executive Officer

Integrity Financial Corporation

(828) 322-8167

INTEGRITY FINANCIAL CORPORATION ANNOUNCES DIVIDEND

(PR Newswire)

Hickory, North Carolina. November 21, 2005. Integrity Financial Corporation (NASDAQ: IFCB) announced this week that it had, by action of the Board of Directors, declared its regular semi-annual cash dividend of $.08 per share to shareholders of record on November 30, 2005. The payment date for the cash dividend is December 14, 2005.

Integrity Financial Corporation is a bank holding company headquartered in Hickory, North Carolina. Its two state chartered subsidiary banks are Catawba Valley Bank, Hickory, North Carolina and First Gaston Bank of North Carolina, Gastonia, North Carolina.

This press release may contain forward-looking statements as defined by federal securities laws. These statements may address issues that involve significant risks, uncertainties, estimates and assumptions made by management. Actual results could differ materially from current projections. Please refer to Integrity’s filing with the Securities and Exchange Commission for a summary of important factors that could affect Integrity Financial Corporation’s forward-looking statements. Integrity Financial Corporation undertakes no obligation to revise these statements following the date of this press release.

***END***